Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-94997 and 333-52604 of Immersion Corporation on Form S-8 of our report dated March 26, 2003, appearing in this Annual Report on Form 10-K of Immersion Corporation for the year ended December 31, 2002.

/S/ DELOITTE & TOUCHE LLP

San Jose, California
March 26, 2003